NOCOPI TECHNOLOGIES, INC.
                            -------------------------

                      COMPUTATION OF LOSS PER COMMON SHARE
                      ------------------------------------


                                                                     EXHIBIT 11



                                                   Three Months ended March 31
                                                      1997              1996
                                                   ----------        ----------
Primary
 Net loss applicable to common shares               ($121,800)         ($10,800)
                                                   ==========        ==========

 Weighted average common shares
  outstanding                                      14,080,654        14,044,166
 Dilutive shares - based on the
  treasury stock method using the
  average market price (1)                                308            33,271
                                                   ----------        ----------
                                                   14,080,962        14,077,437
                                                   ==========        ==========

Per share amount applicable to
 net loss                                               ($.01)            ($.00)


                                                   Three Months ended March 31
                                                      1997              1996
                                                   ----------        ----------
Fully diluted
 Net loss                                           ($121,800)         ($10,800)
 Add interest on Series B notes                        16,600            16,600
 Deduct ownership interest of
  others in consolidated entity                       (95,800)          (87,100)
                                                   ----------        ----------
 Net loss applicable to common shares               ($201,000)         ($81,300)
                                                   ==========        ==========

 Weighted average common shares
  outstanding                                      14,080,654        14,044,166
 Dilutive shares - based on the
  treasury stock method using the
  greater of the period-end market
  price or the average market price (2)             1,293,014         1,325,977
                                                   ----------        ----------
                                                   15,373,668        15,370,143
                                                   ==========        ==========


Per share amount applicable to
 net loss                                               ($.01)            ($.01)


(1) represents shares resulting from stock options and warrants.

(2) represents shares resulting from stock options, warrants and the assumed conversion of the convertible notes and Euro-Nocopi S.A. stock.